Exhibit 99.1

October 15, 2019

VIA FEDERAL EXPRESS AND EMAIL

Craig C. Bram

President and Chief Executive Officer

Synalloy Corporation

4510 Cox Road, Suite 201

Richmond, VA 23060

Dear Mr. Bram:

On behalf of the Board of Directors of Universal Stainless & Alloy Products, Inc. (the “Company”), I am writing in response to the unsolicited letter from you, dated October 14, 2019 (the “Interest Letter”), in which you, on behalf of the Board of Directors of Synalloy Corporation (“Synalloy”), expressed the interest of Synalloy in exploring a potential business combination between Synalloy and the Company.

I have shared the letter with the Company’s Board of Directors and its independent financial and legal advisors. The Company’s Board of Directors plans to thoroughly review the contents of the Interest Letter and other relevant information relating to Synalloy, with the benefit of advice from the Company’s independent financial and legal advisors, and to respond in due course.

Sincerely,

/s/ Dennis M. Oates

Dennis M. Oates

Chairman of the Board,

President and Chief Executive Officer

600 Mayer Street, Bridgeville, PA 15017    phone 412.257.7600    web    www.univstainless.com